UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Sept. 7, 2011

Northumberland Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 N. Green Valley Pkwy, #200-258, Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 335-0356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2011, the corporation filed a Certificate of Change with the Nevada Secretary of State amending the corporations Articles of Incorporation to increase the authorized shares of the corporation to 2,000,000,000 shares with a par value of $0.001.   There were no other changes to the Articles as a result of this Certificate of Change.

Exhibits

      No.   Exhibits

      3       Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated Sept. 16, 2011

Northumberland Resources, Inc.

By:	/s/ Fortunato Villamagna
Fortunato Villamagna, President

EXHIBIT INDEX

      No.   Exhibits

      3     Certificate of Change